GLOBAL CUSTODY AGREEMENT

This AGREEMENT is effective as of April 11, 2025 (“Effective Date”), and is between The Bank of New York Mellon (“Bank”) and each of the investment companies and other pooled investment vehicles (which may be organized as corporations, business or other trusts, limited liability companies, partnerships or other entities) managed by Capital Research and Management Company or its Affiliates and listed on Appendix A hereto, including any subsidiary thereof, as such Appendix may be amended from time to time (each a “Customer”).

WHEREAS, each Customer is or may be organized with one or more series of shares, each of which shall represent an interest in a separate investment portfolio of cash, securities and other assets;

WHEREAS, each Customer may own or operate through one or more wholly-owned subsidiaries of the Customer identified to BNY Mellon by the Customer (each, a “Subsidiary”) and, subject to the terms of this Agreement, BNY Mellon agrees to perform such tasks and provide such services with respect to such entity as may be necessary in providing any services or fulfilling such responsibilities set forth in this Agreement; and

WHEREAS, each Customer desires to appoint, in accordance with the provisions of the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations thereunder, Bank as custodian on behalf of itself or those of its existing or additional series of shares and/or Subsidiaries that are also listed on Appendix A hereto (each such listed investment portfolio being referred to hereinafter as a “Portfolio”), and Bank has agreed to act as custodian for the Portfolios under the terms and conditions hereinafter set forth;

WHEREAS, for administrative purposes only, each Customer wishes to evidence its individual agreement with Bank in a single instrument, notwithstanding each Customer’s intention to be separately bound;

NOW THEREFORE, Bank and each Customer agree as follows:

1.                  Appointment of Custodian; Customer Accounts.

Customer hereby appoints Bank as its custodian for each Portfolio with respect to such Portfolio’s Financial Assets and cash (collectively “Assets”), Investment Files and Possessed Securities, in each case to be held under, and in accordance with the terms of, this Agreement. Bank hereby accepts such appointment. Bank shall establish and maintain for each Portfolio an Account (as defined below) which shall be deemed to consist of a “securities account” (within the meaning of Section 8-501(a) of the Uniform Commercial Code) for purposes of the Uniform Commercial Code with respect to Securities and Financial Assets and a “deposit account” (within the meaning of Section 9-102 of the Uniform Commercial Code) for purposes of the Uniform Commercial Code with respect to cash deposited in or credited to the Account (the “Deposit Account”).

Customer warrants its authority on behalf of each Portfolio to: (i) deposit the Assets received in the Custody Account or the Deposit Account, as the case may be (collectively, “Accounts”) and (ii) give Instructions concerning the Accounts and such Instructions shall be clear as to which Portfolio they relate. For the avoidance of doubt, Loan Assets shall not be included in the term Assets.

Bank shall be accountable under the terms of this agreement to the Customer for all Assets held in the Accounts and shall take prompt and appropriate action to remedy any discrepancies with respect to such Assets. Upon written agreement between Bank and Customer, additional Accounts may be established and separately accounted for as additional Accounts hereunder.

2.                  Definitions.

As used herein, the following terms shall have the following respective meanings:

(a)               “Affiliate” shall mean an entity controlling, controlled by, or under common control with, another entity.

(b)               “Anti-Money Laundering Laws” means all anti-money laundering and counter-terrorist financing laws, rules, regulations, executive orders and requirements administered by any governmental authority of the United States (including the U.S. Bank Secrecy Act, the U.S.A. PATRIOT Act, the Money Laundering Control Act, and regulations of the U.S. Treasury Department which implement such acts) or any other applicable domestic or foreign authority with jurisdiction over Customer or a Portfolio.

(c)               “Authorized Person” shall mean an employee or agent (including an investment manager) designated by prior written notice from Customer or its designated agent to act on behalf of Customer hereunder. Such persons shall continue to be Authorized Persons until such time as Bank receives Instructions from Customer or its designated agent that any such employee or agent is no longer an Authorized Person.

(d)               “Certificated Security” shall mean a Security that is represented by a certificate evidencing ownership and which may be a Possessed Security.

(e)               “Custody Account” shall mean the securities account component of each custody account on Bank’s records to which Financial Assets are or may be credited pursuant hereto.

(f)                “Data Terms Website” means http://www.bnymellon.com/products/assetservicing/vendoragreement.pdf or any successor website the address of which is provided by Bank to Customer.

(g)               “Documentation” shall mean, for each Private Investment (as defined below) for which a Customer on behalf of a Portfolio physically delivers an Investment File to Bank, all documents and instruments that may include the related Private Investment (but excluding Certificated Securities, Possessed Securities or any other physical certificates evidencing ownership of a Security), including any subscription agreements, loan documents (including each loan agreement, promissory note, participation certificate, collateral security agreement, guarantee or supporting obligation), partnership certificates, membership agreements or such other agreements or documents as may be mutually agreed between the parties from time to time.

(h)               “Eligible Foreign Custodian” shall have the meaning assigned thereto in Rule 17f-5 (and shall include any entity qualifying as such pursuant to an exemption, rule or other appropriate action of the U.S. Securities and Exchange Commission).

(i)                 “Eligible Securities Depository” shall have the meaning assigned thereto in Rule 17f-7 (and shall include any entity qualifying as such pursuant to an exemption, rule or other appropriate action of the U.S. Securities and Exchange Commission).

(j)                 “Eligible Contract” shall mean a currently effective written contract between Bank and a Subcustodian satisfying the requirements of paragraph (c)(2) of Rule 17f-5 (including any amendments thereto or successor provisions).

(k)               “Electronic Access Services” means such services made available by Bank or a Bank Affiliate to Customer and/or a Portfolio to electronically access information relating to the Accounts and/or transmit Instructions.

(l)                 “Entitlement Holder” shall mean the person on the records of a Securities Intermediary as the person having a Securities Entitlement against the Securities Intermediary.

(m)             “Financial Asset” shall have the meaning assigned thereto in Article 8 of the Uniform Commercial Code, which, as of the date hereof, generally means:

(i)                 a Security;

(ii)              an obligation of a person or a share, participation or other interest in a person or property or enterprise of a person, which is, or is of a type, dealt in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment; or

(iii)            any property that is held by a Securities Intermediary for another person in a Securities account if the Securities Intermediary has expressly agreed with the other person that the property is to be treated as a financial asset under Article 8 of the Uniform Commercial Code. As the context requires, the term means either the interest itself or the means by which a person’s claim to it is evidenced, including a Certificated Security or an Uncertificated Security, a Security certificate, or a Security Entitlement. Financial Asset shall in no event mean cash.

(iv)             For the avoidance of doubt, the term Financial Asset shall not include any uncertificated investment in a hedge fund, private equity fund or other private investment fund which, in each case, is registered in the name of the Customer, Loan Assets, Possessed Securities or Private Investments.

(n)               “Foreign Assets” shall have the meaning assigned thereto under Rule 17f-5, which, as of the date hereof, means any investments (including foreign currencies) for which the primary market is outside the United States, and any cash and cash equivalents that are reasonably necessary to effect Customer’s transactions in those investments.

(o)               “Hedge Fund” shall mean a hedge fund, private fund or other investment or collective investment vehicle that satisfies the conditions set forth in Regulation D of the Securities Act of 1933.

(p)               “Hedge Fund Investment” shall mean an investment by Customer on behalf of a Portfolio in a Hedge Fund whereby the interest in the Hedge Fund is registered on the books and records of such Hedge Fund in the name of Bank or its Affiliates.

(q)               “Instructions” shall mean instructions of any Authorized Person received by Bank, via telephone, facsimile transmission, bank wire or other teleprocess or electronic instruction or trade information system (which may include Internet-based systems involving appropriate testing and authentication) acceptable to Bank which Bank believes in good faith to have been given by, or under the direction of, Authorized Persons. The term “Instructions” includes, without limitation, instructions to sell, assign, transfer, deliver, purchase or receive for the Custody Account, any and all stocks, bonds, Possessed Securities, Investment Files and other Financial Assets or to transfer funds in the Deposit Account.

(r)                “Intermediary Custodian” shall mean any Subcustodian that is a Securities Intermediary and is qualified to act as a custodian.

(s)                “Investment File” shall mean an unsealed hard copy file, which the applicable Customer on behalf of a Portfolio represents contains Documentation (as defined above), physically delivered to and actually received by Bank, a Subcustodian or Securities Depository, as applicable.

(t)                 “Loan Asset” means any uncertificated asset that is a direct or participation or subparticipation interest in or assignment or novation of a loan or other extension of credit including, but not limited to, bank loans or interests in bank loans, that is not a “security” as defined in Section 8-102 of the Uniform Commercial Code and which Customer has instructed Bank to identify on Bank’s books and records in accordance with the terms of Section 10 below. For the avoidance of doubt, it shall be in the Customer’s sole discretion whether to treat such asset as a Loan Asset or Private Investment for purposes of this Agreement.

(u)               “Local Practice” shall mean the customary securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation:

(i)                 Delivering Investment Files, Possessed Securities or Financial Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such securities from such purchaser or dealer;

(ii)              delivering cash to a seller or a dealer (or an agent for such seller or dealer) against expectation of receiving later delivery of purchased Investment Files, Possessed Securities or Financial Assets; or

(iii)            in the case of a purchase or sale effected through a securities system, in accordance with the rules governing the operation of such system.

(v)               “Possessed Securities” those securities or other assets which (x) are evidenced by physical certificates, (y) are certificated securities as defined in the UCC (as defined below) registered in the name of Customer, a Portfolio or a third-party agent of Customer or such Portfolio but in all cases such assets are not registered in the name of Custodian or its nominee and (z) are possessed by Custodian directly or indirectly through a Depository or Subcustodian and reflected in the Account.

(w)             “Private Investments” means, collectively, (i) uncertificated private equity investments, including investments in partnership and limited liability companies (excluding Hedge Fund Investments), acquired by a Customer on behalf of a Portfolio and physically delivered to BNY, a Subcustodian or a Securities Depository, as applicable, by the Customer on behalf of a Portfolio from time to time during the term of, and pursuant to the terms of, this Agreement; (ii) all dividends in kind (e.g., non-cash dividends) from the investments described in clause (i); and (iii) uncertificated Loan Assets originated by or otherwise obtained by a Customer on behalf of a Portfolio and delivered to Bank, a Subcustodian or a Securities Depository, as applicable, by the Customer on behalf of a Portfolio from time to time during the term of, and pursuant to the terms of, this Agreement.

(x)               “Rule 17f-5” shall mean rule 17f-5 under the 1940 Act, including any amendments thereto or successor rules.

(y)               “Rule 17f-7” shall mean rule 17f-7 under the 1940 Act, including any amendments thereto or successor rules.

(z)               “Sanctions” shall mean all economic sanctions laws, rules, regulations, executive orders and requirements administered by any governmental authority of the United States (including the Office of Foreign Assets Control (OFAC) of the U.S. Department of the Treasury) or any other applicable domestic or foreign authority with jurisdiction over Customer or a Portfolio, in each case, applicable to the parties to, or transactions in Assets under, this Agreement.

(aa)            “Security” shall have the meaning assigned thereto in Article 8 of the Uniform Commercial Code, which, as of the date hereof, generally means an obligation of an issuer or a share, participation, or other interest in an issuer or in property or an enterprise of an issuer:

(i)                 which is represented by a security certificate in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer;

(ii)              which is one of a class or series or by its terms is divisible into a class or series of shares, participations, interests, or obligations; and

(iii)            which:

(A)	is, or is of a type, dealt in or traded on securities exchanges or securities markets; or

(B)	is a medium for investment and by its terms expressly provides that it is a security governed by Article 8 of the Uniform Commercial Code.

(iv)             For the avoidance of doubt, the term Security shall not include any uncertificated investment in a hedge fund, private equity fund or other private investment fund which, in each case, is registered in the name of the Customer, Loan Assets, Possessed Securities or Private Investments.

(bb)           “Securities Depository” means a clearing corporation that is registered with the U.S. Securities and Exchange Commission as a clearing agency under section 17A of the Securities Exchange Act of 1934; or a Federal Reserve Bank or other person authorized to operate the federal book entry system described in the regulations of the Department of Treasury codified at 31 CFR 357, Subpart B, or book-entry systems operated pursuant to comparable regulations of other federal agencies.

(cc)            “Securities Entitlement” shall mean the rights and property interest of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of Article 8 of the Uniform Commercial Code.

(dd)           “Securities Intermediary” shall have the meaning assigned thereto in Article 8 of the Uniform Commercial Code, which, as of the date hereof, means Bank, a Subcustodian, a securities depository, clearing corporation or any other person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

(ee)            “Tax Information” means all accurate, relevant and necessary information with respect to the Accounts or with respect to Customer’s or a Portfolio’s identification or classification for purposes of Tax Obligations, in each case as may be required by applicable tax laws or by a tax authority inquiry, or as may be requested by Bank in connection with the matters in Section 11(b).

(ff)              “Tax Obligations” means taxes, withholding, certification and reporting requirements, claims for exemptions or refund, interest, penalties, additions to tax and other related expenses.

(gg)           “Uncertificated Security” shall mean a Security that is not represented by a certificate evidencing ownership.

(hh)           “Uniform Commercial Code” shall mean the Uniform Commercial Code of the State of New York, as amended from time to time.

3.                  Maintenance of Financial Assets and Cash at Bank and Subcustodian Locations.

Unless Instructions specifically require another location reasonably acceptable to Bank:

(a)               Financial Assets, Investment Files and Possessed Securities shall be held in the country or other jurisdiction in which the principal trading market for such Financial Assets,

Investment Files or Possessed Securities is located, where such Financial Assets, Investment Files or Possessed Securities are to be presented for payment or where such Financial Assets, Investment Files or Possessed Securities are acquired; and

(b)               Cash shall be credited to an account in a country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.

Cash may be held pursuant to Instructions in such accounts as may be available for the particular currency, recognizing that accounts bearing commercially reasonable interest will be used to the extent such use does not violate applicable law. To the extent Instructions are issued and Bank can comply with such Instructions, Bank is authorized to maintain cash balances on deposit for Customer with itself (or its Affiliates, in accordance with applicable law and regulation), at such commercially reasonable rates of interest as may from time to time be paid on such accounts, or in non-interest bearing accounts as Customer may direct, if acceptable to Bank.

If Customer wishes to have any Foreign Assets belonging to one or more Portfolios held in the custody of an institution other than the established Subcustodians as defined in Section 4 (or an Eligible Securities Depository listed on Schedule B hereto), such arrangement must be mutually agreed upon, authorized by a written agreement, and signed by Bank and Customer.

If Bank places and maintains Customer’s Financial Assets, corresponding to a Securities Entitlement, with a Securities Depository or Intermediary Custodian, Bank must:

(x)       at a minimum exercise due care in accordance with reasonable commercial standards in discharging its duty as a Securities Intermediary to obtain and thereafter maintain such Financial Assets;

(y)       provide, promptly upon request by Customer, such reports as are available concerning the internal accounting controls and financial strength of Bank; and

(z)       require any Intermediary Custodian at a minimum to exercise due care in accordance with reasonable commercial standards in discharging its duty as a Securities Intermediary to obtain and thereafter maintain Financial Assets corresponding to the Securities Entitlements of its Entitlement Holders.

4.                  Subcustodians.

(a)               Bank may act under the Agreement through the subcustodians with which Bank has entered into Eligible Contracts (“Subcustodians”). As of the Effective Date, Schedule A sets forth the initial list of Subcustodians. So long as Bank has complied with its obligations under Section 5 below, the parties acknowledge and agree that Bank shall be permitted to update Schedule A through distribution of notifications made available to Customer and each Portfolio via the Electronic Access Service and no amendment to this Agreement shall be required.

(b)               Bank hereby represents to Customer that each Subcustodian is an Eligible Foreign Custodian. If Schedule A is updated to add one or more Subcustodians, this representation shall be effective when Schedule A is updated in accordance with Section 4(a) above. Bank shall promptly advise Customer via Bank’s Electronic Access Services if any Subcustodian ceases to be an Eligible Foreign Custodian.

(c)               Customer authorizes Bank to hold Assets belonging to each Portfolio in accounts that Bank has established with one or more of its branches or such Subcustodians, provided that, in the case of an Eligible Foreign Custodian, Customer’s Foreign Custody Manager has made the determinations required by Rule 17f-5 with respect to the Portfolio’s Foreign Assets to be held by such Subcustodian. If Bank is not acting as Foreign Custody Manager for the relevant Portfolio at such time, Customer shall give Bank appropriate notice of such determinations.

5.                  Appointment as Foreign Custody Manager.

Customer hereby appoints Bank as its Foreign Custody Manager for each Portfolio in accordance with Rule 17f-5. Bank hereby accepts such appointment. Customer and Bank shall act in conformity with such rule (including any amendments thereto or successor provisions) for as long as Bank acts as Customer’s Foreign Custody Manager. Bank’s appointment as Foreign Custody Manager for a Portfolio (or for a particular country or other political or geographical jurisdiction) may be terminated at any time by Customer or Bank, regardless of whether Bank serves as custodian for such Portfolio hereunder. Any such termination as to one or more Portfolios (or jurisdictions) shall be effected in a manner consistent with the provisions for notice and termination set forth elsewhere in this Agreement. Bank shall not be obligated to serve in this capacity for a Portfolio if Bank no longer acts as Customer’s custodian for such Portfolio.

As of the date hereof, Rule 17f-5 provides that Customer may from time to time place or maintain in the care of an Eligible Foreign Custodian any of Customer’s Foreign Assets, provided that:

(a)               Customer’s Foreign Custody Manager determines that Customer’s Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, if maintained with the Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such Foreign Assets, including, without limitation:

(i)                 The Eligible Foreign Custodian’s practices, procedures, and internal controls, including, but not limited to, the physical protections available for Certificated Securities (if applicable), the method of keeping custodial records, and the security and data protection practices;

(ii)              Whether the Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for Foreign Assets;

(iii)            The Eligible Foreign Custodian’s general reputation and standing; and

(iv)             Whether Customer will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of the Eligible Foreign Custodian in the United States or the Eligible Foreign Custodian’s consent to service of process in the United States.

(b)               The arrangement with the Eligible Foreign Custodian is governed by a written contract that Customer’s Foreign Custody Manager, has determined will provide reasonable care for Customer’s assets based on the standards set forth in paragraph (a) above.

(i)                 Such contract must provide:

(A)	For indemnification or insurance arrangements (or any combination of the foregoing) that will adequately protect Customer against the risk of loss of Foreign Assets held in accordance with such contract;
(B)	That Foreign Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors, except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of the custodian arising under bankruptcy, insolvency, or similar laws;
(C)	That beneficial ownership of the Foreign Assets will be freely transferable without the payment of money or value other than for safe custody or administration;
(D)	That adequate records will be maintained identifying the assets as belonging to Customer or as being held by a third party for the benefit of Customer;
(E)	That Customer’s independent public accountants will be given access to those records or confirmation of the contents of those records; and
(F)	That Customer will receive periodic reports with respect to the safekeeping of Customer’s assets, including, but not limited to, notification of any transfer to or from Customer’s account or a third party account containing assets held for the benefit of Customer.

(ii)              Such contract may contain, in lieu of any or all of the provisions specified in paragraph (b)(i) above, such other provisions that Customer’s Foreign Custody Manager, reasonably determines will provide, in their entirety, the same or a greater level of care and protection for the Foreign Assets as the specified provisions, in their entirety.

(c)

(i)                 Customer’s Foreign Custody Manager, has established a system to monitor the appropriateness of maintaining Customer’s assets with a particular custodian under paragraph (a) above, and to monitor performance of the contract under paragraph (b) above.

(ii)              If an arrangement no longer meets these requirements, Customer must withdraw its assets from the Eligible Foreign Custodian as soon as reasonably practicable.

Customer’s Foreign Custody Manager will provide written reports in a form reasonably acceptable to Customer (or an Authorized Person) notifying Customer’s Board of Directors (or equivalent body; hereinafter, “Board”) of the placement of Customer’s Foreign Assets with a particular custodian and of any material change in Customer’s non-U.S. custody arrangements, with the reports to be provided to the Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer’s non-U.S. custody arrangements.

Customer hereby confirms that Customer will withdraw its Foreign Assets from any non-U.S. custodian as soon as reasonably practicable upon written notification from Customer’s Foreign Custody Manager that custody arrangements with such custodian no longer meet the requirements of Rule 17f-5 (an “Adverse Notification”). Customer also confirms that, if Bank is acting as Customer’s Foreign Custody Manager and has delivered an Adverse Notification to Customer, Bank, as Foreign Custody Manager, shall have no further responsibility under this Agreement in relation to Customer’s Foreign Assets held under any custody arrangement covered by such Adverse Notification following the Adverse Notification. (However, the existence of an Adverse Notification shall not affect the scope of responsibilities, or the standard of care, applicable to Bank in relation to such Assets under other provisions of this Agreement.)

6.                  Securities Depositories.

(a)               Bank hereby represents to Customer that, as of the Effective Date, Schedule B sets forth the initial list of Eligible Securities Depositories in the applicable markets. The parties acknowledge and agree that Bank shall be permitted to update Schedule B through distribution of notifications made available to Customer and each Portfolio via the Electronic Access Service and no amendment to this Agreement shall be required. Bank shall promptly advise Customer via Bank’s Electronic Access Services of changes in Eligible Securities Depositories.

(b)               Bank shall make available to Customer via Electronic Access Services an analysis of the custody risks associated with maintaining Foreign Assets with each foreign Eligible Securities Depository. Bank shall monitor such custody risks on a continuing basis and promptly notify Customer (via Electronic Access Services) of any material changes in such custody risks. Customer acknowledges and agrees that such analysis and monitoring will be made on the basis of, and limited by, information gathered from certain Subcustodians or through publicly available information otherwise obtained by Bank, provided, however, that Bank will not include any evaluation of the matters as to whether or not custody arrangements with each Eligible Securities Depository provide reasonable safeguards against the custody risks associated with maintaining assets with such Eligible Securities Depository within the meaning of Rule 17f-7 under the 1940 Act.

(c)               Customer and Bank hereby acknowledge and agree that the decision to place Customer’s Foreign Assets with an Eligible Securities Depository shall be made by Customer’s investment adviser (subject to the Board’s oversight) or the Customer, after consideration of the information provided by Bank and other information Customer deems relevant, and based on standards of care that are generally applicable to investment advisers and the Board; provided that, and notwithstanding anything in this Agreement to the contrary, in no event does any analysis provided by Bank in respect of Eligible Securities Depositories include (A) the financial infrastructure of a country; (B) nationalization, expropriation or other governmental actions; (C) a country’s regulation of the banking or securities industry; (D) currency and exchange controls, restrictions, devaluations, redenominations, fluctuations or asset freezes; (E) a country’s prevailing custody and settlement practices; (F) laws, rules, regulations or orders that at any time prohibit or impose burdens or costs on the transfer of Assets to, by or for the account of Customer; or (G) market conditions which affect the orderly execution of securities transactions or affect the value of securities. Further, the parties understand that the decision to place Customer’s Foreign Assets with an Eligible Securities Depository does not have to be made separately, but may be made in the overall context of the decision to invest in a particular country.

7.                  Use of Subcustodians and Securities Depositories.

(a)               Bank shall identify the Assets on its books as belonging to Customer and identify the Portfolio to which such Assets belong.

(b)               Unless otherwise required by local law or practice, a Subcustodian shall hold such Assets together with assets belonging to other customers of Bank in accounts identified on such Subcustodian’s books as custody accounts in the name of Bank, an Affiliate of Bank or the applicable Subcustodian, in each case for the exclusive benefit of customers of Bank, such that it is readily apparent that the Assets do not belong to Bank, such Bank Affiliate or the Subcustodian.

(c)               Any Financial Assets, Investment Files or Possessed Securities in the Accounts held by a Subcustodian shall be subject only to the instructions of Bank or its agent. Any Financial Assets, Investment Files or Possessed Securities held in a securities depository for the account of a Subcustodian shall be subject only to the instructions of such Subcustodian or its agent.

(d)               Where Securities are deposited by a Subcustodian with a securities depository, Bank shall cause the Subcustodian to identify on its books as belonging to Bank, as agent, the Securities shown on the Subcustodian’s account on the books of such securities depository, such that it is readily apparent that the Securities do not belong to Bank or the Subcustodian.

(e)               Bank shall supply periodically, as mutually agreed upon, or otherwise make available through Electronic Access Services, a statement in respect of any Securities and cash, including identification of the foreign entities having custody of the Securities and cash and descriptions thereof.

8.                  Deposit Account Transactions.

(a)               Bank (or the applicable Subcustodian) shall make payments from the Deposit Account upon receipt of Instructions which include all information reasonably required by Bank.

(b)               In the event that any payment to be made under this Section 8 exceeds the funds available in the Deposit Account, Bank, in its discretion, may advance Customer such excess amount which shall be deemed a loan payable on demand, bearing interest at the rate customarily charged by Bank on similar loans.

(c)               Bank shall, or shall cause the applicable Subcustodian to: (i) subject to the last sentence hereof, collect all amounts due and payable to Customer with respect to Financial Assets and other assets held in the Accounts; (ii) promptly notify Customer of the collection of income or other payments in a currency other than US dollars that relate to Financial Assets or other Assets held by Bank (or the applicable Subcustodian’s receipt) in a manner mutually agreeable to Bank and Customer; (iii) promptly credit to the account of Customer all income and other payments relating to Financial Assets or other Assets held by Bank hereunder upon Bank’s receipt (or the applicable Subcustodian’s receipt) of such income or payments or as otherwise agreed in writing by Customer and Bank; and (iv) promptly endorse and deliver instruments required to effect such collections. If Bank credits the Deposit Account on a payable date, or at any time prior to actual collection and reconciliation to the Deposit Account, with interest, dividends, redemptions or any other amount due, Customer shall promptly return any such amount upon oral or written notification: (i) that such amount has not been received in the ordinary course of business or (ii) that such amount was incorrectly credited. If Customer does not promptly return any amount upon such notification, Bank shall be entitled, upon oral or written notification to Customer, to reverse such credit by debiting the Deposit Account for the amount previously credited. Bank shall make available reporting to enable the Customer via Electronic Access information regarding any amounts payable with respect to Financial Assets or other Assets of Customer if such amounts are not received by Bank (or the applicable Subcustodian) when due (or otherwise in accordance with Local Practice). Bank or its Subcustodian shall have no duty or obligation to institute legal proceedings, file a claim or a proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount, but will reasonably notify Customer of any such proceedings known to Bank and may act for Customer upon Instructions after consultation with Customer.

9.                  Custody Account Transactions; Private Investments.

(a)               Financial Assets shall be transferred, exchanged or delivered by Bank or its Subcustodian upon receipt by Bank of Instructions which include all information required by Bank to process such transfer, exchange or delivery. Settlement and payment for Financial Assets received for, and delivery of Financial Assets out of, the Custody Account shall be made in accordance with Local Practice.

(b)               Bank shall effect book entries on a contractual settlement date accounting basis with respect to the settlement of trades in those markets where Bank generally offers contractual settlement day accounting and shall notify Customer of these markets from time to time. On the contractual settlement date for a sale, Bank shall credit the Cash Account with the sales proceeds of the sale and transfer the relevant Financial Assets to an account pending settlement of the trade if not already delivered. On the contractual settlement date for the purchase (or earlier if market practice requires delivery of the purchase price before the contractual settlement date), Bank shall debit the Cash Account with the settlement monies and credit a separate account. Bank then shall post the Securities Account as awaiting receipt of the expected Financial Assets. Customer shall not be entitled to the delivery of Financial Assets that are awaiting receipt until Bank or a Subcustodian actually receives them. Bank reserves the right to restrict in good faith the availability of contractual date settlement accounting for credit reasons. Bank, whenever reasonably possible, will notify Customer prior to imposing such restrictions.

(i)                 Bank may reverse credits or debits made to the Accounts in its discretion if the related transaction fails to settle within a reasonable period, determined by Bank in its discretion, after the contractual settlement date for the related transaction; provided however that prior to taking action, Bank will use every reasonable effort to give Customer written notice of any such reversal which may include back valuation.

(ii)              If any Financial Assets delivered pursuant to this Section 9 are returned by the recipient thereof, Bank may reverse the credits and debits of the particular transaction at any time.

(c)               With respect to Private Investments and Possessed Securities, Customer and each Portfolio hereby represents, warrants and covenants, which shall be continuing and shall be deemed to be reaffirmed upon each Instruction given by Customer or the applicable Portfolio, that:

(i)                 It is conducting its business in substantial compliance with all applicable laws and requirements, both state and federal, and has obtained all regulatory licenses, approvals and consents reasonably necessary to carry on its business as now conducted;

(ii)              It will not include in Investment Files anything other than Documentation;

(iii)            It will not otherwise use the services provided by Bank hereunder in any manner that is, or will result in, a material violation of any law, rule or regulation applicable to Customer or a Portfolio, and

(iv)             It will not make any investment in a Hedge Fund that would constitute a Hedge Fund Investment without the express written agreement of Bank and Bank shall have no duties, responsibilities or liabilities in respect of any investment by Customer or a Portfolio in any Hedge Fund Investment made unless and until the Parties enter into such agreement.

(d)               Notwithstanding anything in the Agreement to the contrary, the following shall apply with respect to Private Investments and Possessed Securities:

(i)                 Customer, on behalf of the applicable Portfolio, will arrange for the physical and not, for the avoidance of doubt, electronic, delivery of an Investment File or a Possessed Security to Bank, Subcustodian or Securities Depository, as applicable accompanied by a written Instruction which clearly identifies the contents of such Investment File or key identifiers associated with a Possessed Security; provided that Bank, Subcustodian or Securities Depository may, in its reasonable discretion, reject any Investment File and/or any Documentation contained therein as well as any Possessed Security which, in each case, Bank, Subcustodian or Securities Depository has determined to be ineligible for deposit or which otherwise cannot be held in custody by Bank, Subcustodian or Securities Depository. Bank shall endeavor to provide reasonable notice to Customer of a rejection of any Investment File or related Documentation or any Possessed Security. If an Investment File or a Possessed Security is accepted, Bank will generate an asset identifying number to track the Investment File or Possessed Security and safekeep such Investment File or Possessed Security. Under no circumstances will Bank be required to issue a trust receipt (or similar instrument) with respect to any Investment

File or its contents or any Possessed Security. Notwithstanding the foregoing, and solely with respect to Possessed Securities, Bank agrees to hold Possessed Securities as bailee for Customer. Bank shall maintain continuous possession of the certificated securities evidencing Possessed Securities; provided, however, that Bank expressly disclaims any ability to “control” (within the meaning of the UCC) the Possessed Securities or otherwise exercise any rights in respect thereof or at the direction of Customer.

(ii)              It is understood and agreed that Bank will accept any file purporting to be an Investment File or Possessed Security “as is” and without any examination thereof. Bank shall be under no obligation to determine the sufficiency of any Investment File or Possessed Security, to review, verify, validate or otherwise inspect the contents of an Investment File or a Possessed Security or to provide any certification with respect thereto. Bank will include each Investment File and Possessed Security in its regular security count audits and deliver such Investment File or Possessed Security, as applicable, to such person or entity as Customer may instruct via written Instruction. Acceptance of Investment Files by the Bank is based solely on the Customer’s or a Portfolio’s description and representations regarding the contents thereof and any other documentation that Bank requests to obtain reasonable comfort that such Investment File is what the Customer or the Portfolio purports such Investment File to be, it being understood that none of the Bank, nor any Subcustodian or Securities Depository, as applicable, shall have any duty to the Customer or a Portfolio to so verify. Bank shall be entitled to fully rely, without independent verification, on the Customer’s or applicable Portfolio’s representations regarding the Investment Files. Bank’s safekeeping of an Investment File shall in no way be construed as custody of Private Investments (or any other underlying assets which the Investment File is said to constitute or represent) nor as a security entitlement to such Private Investments under applicable law. For the avoidance of doubt, Bank shall have no duty or obligation whatsoever to determine, or liability for the failure to determine, (i) the contents of an Investment File; (ii) that any Investment File is or is not what the Customer or applicable Portfolio purports it to be, or (iii) the value of any asset represented by the Investment File. Bank makes no representations or warranties, nor does it give any other assurances, regarding any Investment File, Possessed Security or the contents thereof. Any Account statements will only reflect an inventory of the physical Investment Files and Possessed Securities that Bank holds hereunder without any representation as to the contents thereof. Bank shall be under no obligation hereunder for providing any Account statements directly to any clients or investors of a Portfolio, Customer or, if applicable, any third parties. With respect to the subject matter hereof, Bank will only provide those services set forth herein and Bank shall be under no obligation to accept delivery of any Investment File or Possessed Security unless it is delivered in accordance with the foregoing requirements.

(iii)            Customer or each Portfolio, as applicable, shall be solely responsible for the servicing of all Private Investments and Possessed Securities. Customer, or each Portfolio, as applicable, shall cause all payments by or on behalf of issuers to be remitted to Bank for credit to the Account.

(iv)             Customer, or each Portfolio, as applicable, shall be solely responsible for maintaining all records of account activity relating to each Private Investment and

Possessed Security, including without limitation, any modification, all amortization schedules, records of transfer, pay-off, assignment, participation, sale, modification, termination or other changes in any such Private Investment or Possessed Security. Upon modification or other change in any Private Investment, the Customer, or a Portfolio, as applicable, shall promptly deliver or cause to be delivered to Bank, Subcustodian or Securities Depository, as applicable, all relevant Documentation as determined by the Customer in the Customer’s sole discretion.

(v)               Customer, or each Portfolio, as applicable, shall be solely responsible for the settlement of each purchase or sale of Private Investments and Possessed Securities. The Customer, or each Portfolio, as applicable, shall deliver to Bank written Instructions specifying all Investment Files and Possessed Securities to be received or released in connection with such purchase or sale and any other relevant information concerning the custody of the Investment Files and Possessed Securities relating to the affected Private Investments. The Customer, or each Portfolio, as applicable, assumes full responsibility for all credit risks associated with any such sale or purchase or any loss, damage or destruction of any Documentation, Possessed Securities or Investment Files in transit.

(e)               Unless otherwise agreed in writing to the contrary, the Customer, or each Portfolio, as applicable, shall:

(i)                 Cause the issuer of the applicable Private Investment or Possessed Securities to deposit with Bank (by means of a check or draft payable to Bank or its nominee or by wire transfer) all income and other payments or distributions on or with respect to such Private Investment or Possessed Security and advise Bank in a Written Instruction of the amount to be received and if such amount relates to a particular Investment File and the identity of such Investment File;

(ii)              Direct Bank in a detailed written Instruction to present for payment on the date and at the address specified therein the Private Investment or Possessed Security specified therein whether at maturity or for repurchase or redemption, and to hold hereunder such amounts paid on or with respect to such particular Private Investments or Possessed Securities as Bank may receive;

(iii)            Obtain and execute any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons;

(iv)             Cause the issuer to deposit with Bank, any Subcustodian or Securities Depository, as applicable, such additional Private Investment or Possessed Security or rights as may be issued with respect to any Private Investments or Possessed Security and advise Bank in a detailed written Instruction if the Private Investments are to be added or credited to a particular Investment File;

(v)               Be solely responsible for the exercise of rights or discretionary actions with respect to Private Investments and Possessed Securities covered by this Agreement; and

(vi)             Exercise all voting rights with respect to Private Investments and Possessed Securities.

10.              Actions of Bank.

Bank shall follow Instructions received regarding Assets held in the Accounts. However, until it receives Instructions to the contrary, Bank shall:

(a)               Present for payment any Financial Assets which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, to the extent that Bank or Subcustodian is actually aware of such opportunities.

(b)               Execute in the name of Customer such ownership and other certificates as may be required to obtain payments in respect of Financial Assets.

(c)               Exchange interim receipts or temporary Financial Assets for definitive Financial Assets.

(d)               [Reserved.]

(e)               Issue, or otherwise make available, statements to Customer, at times and in a form mutually agreed upon, identifying the Assets in the Accounts.

Bank shall promptly send or make available to Customer an advice or notification of any transfers of Assets to or from the Accounts. Such statements, advices or notifications shall indicate the identity of the entity having custody of the Assets.

All collections of funds or other property paid or distributed in respect of Financial Assets in the Custody Account shall be made at the risk of Customer until such funds or other property have been received by Bank (or the applicable Subcustodian). Bank shall have no liability for any loss occasioned by delay (other than its own) in the actual receipt of notice by Bank or by its Subcustodians of any payment, redemption or other transaction regarding Financial Assets in the Custody Account in respect of which Bank has agreed to take any action hereunder.

At Customer’s or a Portfolio’s request pursuant to Instructions, subject to Bank’s approval and as an accommodation to Customer and the applicable Portfolio(s), Bank will provide consolidated recordkeeping services reflecting on statements provided to the applicable Portfolio securities, Loan Assets and other assets not held by Bank (which for the avoidance of doubt shall not include Loan Assets that are Private investments or other Private Investments) (“Non-Custody Assets”). Non-Custody Assets will be designated on Bank’s books as “assets not held in custody” or by other similar designation and will not constitute Assets for purposes of this Agreement. Customer, and each Portfolio, as applicable, acknowledges and agrees that, notwithstanding anything contained elsewhere in this Agreement, (a) neither Customer nor any Portfolio will have a Security Entitlement against Bank with respect to Non-Custody Assets; (b) Bank will rely, without independent verification, on information provided by Customer, a Portfolio or its or their designee regarding Non-Custody Assets (including positions and market valuations) and (c) Bank will have no responsibility whatsoever with respect to Non-Custody Assets or the accuracy of any information maintained on Bank’s books or set forth on account statements concerning Non-Custody Assets.

Without limiting the generality of the foregoing, Customer and each Portfolio acknowledges and agrees that (i) Bank does not possess or control and shall have no obligation to safekeep any Loan Asset; (ii) Loan Assets shall be registered on the books and records of the applicable obligor or administrative agent of such Loan Asset in the name of the Customer or a Portfolio and as such, no Securities Entitlement shall exist against Bank in respect of any Loan Asset; and (iii) Bank does not assume, nor shall Bank be deemed to assume, any duty or obligation hereunder to safekeep such Loan Assets.

11.              Corporate Actions; Proxies; Taxes; Class Actions; Shareholders Communications Act.

(a)               Corporate Actions; Proxy Voting. Bank will notify Customer or its designee of rights or discretionary corporate actions as promptly as practicable under the circumstances, provided that Bank has actually received, in its capacity as custodian, notice of such right or discretionary corporate action from the relevant issuer, or from a Subcustodian, Securities Depository or third party vendor. Without actual receipt of such notice by Bank, Bank will have no responsibility or liability for failing to so notify Customer.

Whenever there are voluntary rights that may be exercised or alternate courses of action that may be taken with respect to Securities in an Account, Customer or its designee will be responsible for making any decisions relating thereto and for instructing Bank to act. In order for Bank to act, Customer must issue Instructions using, or directly referencing, the Bank-issued corporate actions instruction form, and include all the required information fields therein. Such Instructions must be addressed as Bank may request, by the deadline specified by Bank in its sole discretion from time to time, together with any amount which is required to be paid in carrying out any such action. In the event Bank does not receive such Instructions together with any required amount prior to its specified deadlines, Bank will not be liable for failure to take any action relating to, or to exercise any rights conferred by, such Securities.

Bank will advise Customer or its designee upon its notification, in its capacity as custodian, of a partial redemption, partial payment or other action with respect to a Security affecting fewer than all such Securities held within an Account. If Bank or any Subcustodian or Securities Depository holds any Securities affected by one of the events described, Bank or such Subcustodian or Securities Depository may select the Securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection.

(b)               Taxes.

(i)                 To the extent that Bank has received the Tax Information within the time stipulated, Bank will perform the following services with respect to Tax Obligations:

(A)	Unless prohibited by law or regulation, at the reasonable request of Customer, Bank will provide to Customer such information received by Bank in its capacity as custodian that could, in Customer’s reasonable belief, assist Customer or its designee in the submission of any reports or returns with respect to Tax Obligations. An Authorized Person will inform Bank in writing as to which party or parties will receive information from Bank;

(B)	Bank will, upon receipt of sufficient Tax Information from Customer (as reasonably determined by Bank), file claims for exemptions or refunds with respect to withheld taxes in those markets where it provides such services and subject to Bank’s service level description (in each case as made available to Customer from time to time). Where Customer (for whatever reason) fails or neglects to provide Bank with or to review and confirm the Tax Information within the time stipulated by Bank, then such failure or neglect may result in the disapplication of withholding tax relief or the obligation on Customer to immediately return amounts already refunded by a tax authority. Customer may, however, elect to appoint its own tax agent to file claims for exemptions or refunds in any or all markets, with advance notice to Bank of such appointment and subject to such terms as separately agreed in writing between Customer and Bank; and
(C)	Bank or the applicable Subcustodian will withhold appropriate amounts, as required by applicable tax laws, with respect to amounts received and is authorized to debit the relevant Account in the amount of a Tax Obligation and to pay such amount to the appropriate taxing authority.

Customer’s receipt of the foregoing services is dependent upon its subscription to Bank’s information reporting system, and Customer will be responsible for enrolling its designated Authorized Persons in such system. Customer acknowledges that Bank may, at any time, amend the scope of its tax service offering and notice of such changes will be made available to Bank’s customers through its information reporting system. Such changes may require additional documentation, attestations or declarations to be entered into by Customer in order to continue receiving the relevant tax service in a particular market.

(ii)              Customer acknowledges that Bank is a service provider and not an economic beneficiary of any transaction.

(iii)            Customer will provide Bank with Tax Information to enable Bank to comply with Bank’s obligations under any applicable tax laws or with any tax authority enquiry.

(iv)             Customer acknowledges and agrees that none of Bank nor any Bank Affiliate is a tax adviser and none of Bank nor any Bank Affiliate will, under any circumstances, provide tax advice to Customer. Customer will obtain its own independent tax advice for any tax-related matters or Tax Obligations.

(c)               Class Actions.

Unless otherwise elected by Customer, and in accordance with Bank’s standard terms and conditions, provide class action filing services for settled claims related to Securities with industry recognized identifiers.

(d)               Shareholders Communications Act of 1985.

(i)                 With respect to Securities that are registered under the U.S. Securities Exchange Act of 1934, as amended, or that are issued by an issuer registered under the 1940 Act, the U.S. Shareholder Communications Act of 1985 (the “Act”) requires Bank to disclose to issuers of such Securities, upon their request, the name, address and securities position of Bank’s clients who are “beneficial owners” (as defined in the Act) of the issuer’s Securities, unless the beneficial owner objects to such disclosure. The Act defines a “beneficial owner” as any person who has or shares the power to vote a security (pursuant to an agreement or otherwise) or who directs the voting of a security. Customer has designated on the signature page hereof whether (i) as beneficial owner, it objects to the disclosure of its name, address and securities position to any U.S. issuer that requests such information pursuant to the Act for the specific purpose of direct communications between such issuer and Customer or (ii) it requires Bank to contact the relevant investment manager with respect to relevant Securities to make the decision as to whether it objects to the disclosure of the beneficial owner’s name, address and securities position to any U.S. issuer that requests such information pursuant to the Act.

(ii)              With respect to certain Securities issued outside the United States, Bank may disclose information to issuers of Securities as required by the organizational documents of the relevant issuer or in accordance with local market practice.

(iii)            In connection with any disclosure contemplated by this Section 11(d), Customer agrees to supply Bank with any required information.

12.              Nominees.

Financial Assets which are ordinarily held in registered form may be registered in a nominee name of Bank, Subcustodian or Eligible Securities Depository, as the case may be. Bank may without notice to Customer cause any such Financial Assets to cease to be registered in the name of any such nominee and to be registered in the name of Customer. Bank shall, or shall cause the applicable Subcustodian or Eligible Securities Depository to use commercially reasonable efforts to promptly register such Financial Assets that are or may be subject to ownership limitations. In the event that any Financial Assets registered in a nominee name are called for partial redemption by the issuer, Bank may allot the called portion to the respective beneficial holders of such class of security in any manner Bank deems to be fair and equitable. Customer shall hold Bank, Subcustodians, and their respective nominees harmless from any liability arising directly or indirectly from their status as a mere record holder of Financial Assets in the Custody Account. Financial Assets accepted by Custodian on behalf of a Portfolio under this Agreement shall be in a form and delivered in a manner consistent with Local Practice.

13.              Instructions.

Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded. Customer acknowledges that while it is not part of Bank’s normal practices and procedures to accept Oral Instructions, Bank may in certain limited circumstances accept Oral Instructions. Any Oral Instructions delivered to Bank shall promptly thereafter be confirmed in writing by an Authorized Person (which confirmation may bear the facsimile or electronic signature of such Person), but Customer shall hold Bank harmless for the failure of an Authorized Person to send such confirmation in writing, the failure of such confirmation to conform to the telephone instructions received or Bank’s failure to produce such confirmation at any subsequent time. Bank shall endeavor to notify Customer as soon as reasonably practicable if Bank does not receive written confirmation or if such written confirmation fails to conform to the telephone Instructions received; provided, however, Bank’s failure to so notify Customer shall not limit the protections afforded to Bank in the immediately preceding sentence. Either party may electronically record any Instructions given by telephone, and any other telephone discussions with respect to the Custody Account. Customer shall be responsible for safeguarding any test-keys, identification codes or other security devices which Bank shall make available to Customer or its Authorized Persons.

14.              Standard of Care; Liabilities.

(a)               In performing its duties under this Agreement, Bank will exercise the standard of reasonable care, prudence and diligence that a professional custodian would observe in these affairs taking into account the applicable law, prevailing rules, practices, procedures and circumstances in the relevant market (“Standard of Care”). Except as otherwise provided herein, Bank shall not be liable for any costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) (“Losses”) resulting from, arising out of, or in connection with its performance hereunder, except Losses arising out of Bank’s or any Bank Affiliate’s own bad faith, negligence, willful misconduct, reckless disregard or breach of the Standard of Care.

(b)               Bank shall be liable to Customer for all Losses resulting from the action or inaction of any Subcustodian to the same extent that Bank would be liable to Customer if Bank were holding the affected Assets in New York City, and such action or inaction were that of the Bank or the fraud or willful default of such Subcustodian.

(c)               As long as and to the extent that it has exercised reasonable care and acted in good faith, Bank shall not be responsible for:

(i)                 the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement; it being understood that Bank shall be deemed to have exercised reasonable care in respect of this subparagraph (i) if Financial Assets are received by Bank in accordance with Local Practice for the particular Financial Asset in question; or

(ii)              the insolvency of any Subcustodian which is not a branch or Affiliate of Bank; it being understood that Bank shall be deemed to have exercised reasonable care in respect of this subparagraph (iii) where Bank used reasonable care in the monitoring of a Subcustodian’s financial condition as reflected in its most recently published financial statements and other publicly available financial information.

(d)               Neither Bank nor any Subcustodian shall be liable for the acts or omissions of any Eligible Securities Depository (or, for purposes of clarity, any domestic securities depository). In the event Customer incurs a loss due to the negligence, bad faith, willful misconduct, reckless disregard or insolvency of an Eligible Securities Depository, Bank shall make reasonable endeavors to seek recovery from the Eligible Securities Depository.

(e)               In no event shall Bank incur liability hereunder if Bank or any Subcustodian, or any nominee of Bank or any Subcustodian (each a “Person”), is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of:

(i)                 any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction; or

(ii)              events or circumstances beyond the reasonable control of the applicable Person, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts, unless, in each case, such delay or nonperformance is caused by (A) the negligence, misfeasance or misconduct of the applicable Person, or (B) a malfunction or failure of equipment operated or utilized by the applicable Person other than a malfunction or failure beyond such Person’s control and which could not be reasonably anticipated or prevented by such Person (each such provision, event or circumstance being a “Force Majeure Event”).

Bank shall notify Customer as soon as reasonably practicable of any material performance delay or non-performance in accordance with this clause (e).

(f)                In no event shall Customer incur liability to Bank if it is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of a Force Majeure Event.

(g)               Customer shall indemnify and hold Bank and its directors, officers, agents and employees (collectively the “Indemnitees”) harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any Instructions or other directions upon which Bank is authorized to rely pursuant to the terms of this Agreement, or for any action taken or omitted by it in good faith, provided that such action or omission is consistent with the standard of care applicable to Bank under this Agreement and the Indemnitees have not acted with negligence, reckless disregard or bad faith or engaged in fraud or willful misconduct in connection with the Losses in question.

(h)               In performing its obligations hereunder, Bank may rely on the genuineness of any document which it believes in good faith to have been validly executed.

(i)                 Customer shall pay for and hold Bank harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses (including, without limitation, penalties, interest or additions to tax due), with respect to income from or Assets in the Accounts, provided that Bank has complied with the standard of care set forth in Section 14(a) of this Agreement (it being understood that while Bank’s failure to comply with such standard of care shall constitute a breach of this Agreement, Bank shall have no liability for taxes or governmental charges and related expenses imposed or assessed with respect to such Assets prior to such breach or that would have been imposed or assessed even absent such breach).

(j)                 Bank need not maintain any insurance for the benefit of Customer.

(k)               Without limiting the foregoing, Bank shall not be liable for any Loss which results from (i) the general risk of investing, or (ii) investing or holding Assets in a particular country including, but not limited to, losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Assets.

(l)                 Consistent with and without limiting the application of the foregoing paragraphs of this Section 14, it is specifically acknowledged that Bank shall have no duty or responsibility to:

(i)                 question Instructions or make any suggestions to Customer or an Authorized Person regarding such Instructions that Bank believes in good faith to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions the Bank may specify;

(ii)              supervise or make recommendations with respect to investments or the retention of Financial Assets;

(iii)            advise Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Section 8(c) hereof;

(iv)             evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Bank receives an Instruction to deliver Financial Assets;

(v)               advise Customer or an Authorized Person regarding information (i) held on a confidential basis by an officer, director or employee of Bank (or any Affiliate of Bank) and (ii) obtained by such person in connection with the provision of services or other activities unrelated to global custody;

(vi)             review or reconcile trade confirmations received from brokers, if any; and

(vii)          advise Customer or an Authorized Person promptly regarding corporate action information obtained by an officer, director or employee of Bank (or any Affiliate of Bank) who is not engaged directly in the provision of global custody services.

(m)             Customer authorizes Bank to act hereunder notwithstanding that Bank or any of its divisions or Affiliates may have a material interest in a transaction, or circumstances are such that

Bank may have a potential conflict of duty or interest including the fact that Bank or any of its Affiliates may provide brokerage services to other customers, act as financial advisor to the issuer of Financial Assets, act as a lender to the issuer of Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of Financial Assets, or earn profits from any of the activities listed herein; provided that none of such services or actions would violate applicable laws or regulations.

(n)               Upon the occurrence of any event which causes or may cause any Loss to the other party, each of Customer and Bank shall (and Bank shall cause each applicable Subcustodian to) use all commercially reasonable efforts and take all reasonable steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to the other party. For this purpose, the obligations of Customer and Bank to mitigate Losses (or potential Losses) hereunder shall include (but shall not be limited to) the periodic review and reconciliation by Bank and Customer (or Authorized Persons) of statements provided to Customer under Section 10 of this Agreement; provided, however, that Bank’s obligations to Customer with respect to any transaction covered by a given statement shall be reduced to the extent that Bank’s ability to mitigate damages related to such transaction has been compromised by Customer’s failure to object to such statement within 180 days of Customer’s receipt thereof.

(o)               If Bank in its sole discretion advances funds on behalf of Customer which results in an overdraft (including, without limitation, a daylight overdraft) because the money held by Bank for Customer in the Deposit Account shall be insufficient to pay the total amount payable upon a purchase of Securities, or if an overdraft arises for some other reason, including, without limitation, because of a reversal of a conditional credit, or if Customer is for any other reason indebted to Bank, such overdraft or indebtedness shall be deemed to be a loan made by Bank to Customer payable on demand and shall bear interest from the date incurred at a rate per annum ordinarily charged by Bank to its institutional customers, as such rate may be adjusted from time to time. In addition, to the extent that Bank provides Customer with advance written notice of any overdraft, Customer agrees that Bank shall to the maximum extent permitted by law and only for so long as such overdraft continues have a continuing lien, security interest, and security entitlement in and to any property, including, without limitation, Financial Assets or Possessed Securities of Customer held by Bank for the benefit of Customer or in which Customer may have an interest that is then in Bank’s possession and control or in the possession or control of any third party acting on Bank’s behalf. Customer authorizes Bank, following advanced written notice to Customer, to charge such overdraft or indebtedness together with interest due thereon against any balance of account standing to Customer’s credits on Bank’s book.

(p)               In no event will Bank be liable for any indirect, incidental, consequential, exemplary, punitive or special losses or damages, or for any loss of revenues, profits or business opportunity, arising out of or relating to this Agreement (whether or not foreseeable and even if Bank has been advised of the possibility of such losses or damages).

15.              Bank Fees and Expenses.

Customer agrees to pay Bank for its services under this Agreement such amount as may be mutually agreed upon in writing. Customer agrees to reimburse Bank for its reasonable out-of-pocket or incidental expenses (including, without limitation, legal fees) incurred on behalf of

Customer, provided that, in respect of such expenses, Bank has acted in conformity with the standard of care set forth in Section 14 hereof. Bank shall obtain Customer’s prior approval, which approval shall not be unreasonably withheld, of out-of-pocket or incidental expenses that Bank reasonably expects to exceed $10,000 or that approaches $10,000 during the process of incurring such expenses. In the latter case, Customer shall not withhold its approval on the ground that Bank had not obtained Customer’s approval prior to beginning to incur such expenses if Bank believed in good faith that the subject expenses would not exceed $10,000. Subject to the foregoing, Bank shall have a lien on and is authorized to charge or otherwise enforce its rights as lienholder against Assets in any Accounts of the Customer for any amount owing in respect of such Account by the Customer to the Bank under any provision of this Agreement.

16.              Miscellaneous.

(a)               Foreign Exchange Transactions Other Than as Principal. Upon receipt of Instructions, Bank shall settle foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a Portfolio with such currency brokers or banking institutions as Customer may determine and direct pursuant to Instructions. Pursuant to Instructions, Bank shall transmit cash to the currency broker or banking institution, in each case, as identified by Customer in such Instruction(s), with which the contract or option is made. Bank shall have no duty with respect to the selection of currency brokers or banking institutions with which Customer deals on behalf of its Portfolio or for the failure of such brokers or banking institutions to comply with the terms of any contract or option.

(b)               Foreign Exchange Transactions as Principal. In connection with this Agreement, Customer may enter into foreign exchange transactions (including foreign exchange hedging transactions) with Bank or a Bank Affiliate acting as a principal. Customer may issue standing Instructions with respect to any such foreign exchange transactions, subject to any terms, rules or limitations that apply to any foreign exchange facility made available to Customer. With respect to any such foreign exchange transactions, Bank or such Bank Affiliate is acting as a principal counterparty on its own behalf which may retain any profits from such foreign exchange transactions, and is not acting as a fiduciary or agent for, or on behalf of, Customer, a Portfolio, an investment manager or any Account.

(c)               Certification of Residency, etc. Customer certifies that it is a resident of the United States and shall notify Bank of any changes in residency. Bank may rely upon this certification or the certification of such other facts as may be required to administer Bank’s obligations hereunder. Customer shall indemnify Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

(d)               Custodian’s Records; Access to Records. Bank shall provide any assistance reasonably requested by Customer in the preparation of reports to Customer’s shareholders and others, audits of accounts, and other ministerial matters of like nature. Bank shall maintain complete and accurate custody records with respect to Financial Assets, Investment Files, Possessed Securities and other Assets held for the account of Customer as required by the rules and regulations of the U.S. Securities and Exchange Commission applicable to investment companies registered under the 1940 Act. All such books and records maintained by Bank shall be made available to Customer upon request and shall, where required to be maintained by

Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act. Bank shall allow Customer’s independent public accountant reasonable access to the custody records of Bank relating to Financial Assets as is required in connection with their examination of books and records maintained by Bank in connection with its performance of the custody services and pertaining to Customer’s affairs. Subject to restrictions under applicable law and, with respect to access to Subcustodians, Bank’s agreements with its Subcustodians, Bank shall use commercially reasonable efforts to obtain an undertaking to permit Customer’s independent public accountants reasonable access to the custody records of any Subcustodian which has physical possession of any Financial Assets as may be required in connection with the examination of Customer’s books and records. Bank shall provide or otherwise make available a copy of its most recent SSAE-18 or equivalent external audit report to Customer at least twice annually, which Customer may disclose solely to its internal or external auditors that are subject to written confidentiality obligations to use reasonable care to safeguard the report and prohibit disclosure to any third party and use for any purpose other than evaluating Bank’s security controls. Subject to Bank’s agreements with its Subcustodians, Bank shall use commercially reasonable efforts to obtain and furnish or otherwise make available to Customer such similar reports as Customer may reasonably request with respect to each Subcustodian holding Assets of Customer. Except with respect to Bank’s SSAE-18 or equivalent external audit report, as to which there shall be no charge, the Customer shall pay reasonable expenses of the Bank and any Subcustodians under this provision. Bank shall use commercially reasonable efforts to provide Customer and agents with such reports as the Customer may reasonably request or otherwise reasonably require to fulfill Customer’s duties and obligations under rule 38a-1 of the 1940 Act, and, in any case, provide Customer with at least the same level of such reporting as Bank furnishes to its other mutual fund clients.

(e)               Confidential Information. The parties hereto agree that each shall treat confidentially all confidential information provided by each party to the other regarding its business and operations in accordance with this Agreement and represent that each has implemented controls that are reasonably designed to achieve the purposes of this section. All confidential information provided by a party hereto shall be used by the other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any affiliated division or entity or third party in any form without the prior written consent of such providing party. Confidential information for purposes hereof shall include information traditionally recognized as confidential, such as financial information, strategies, security practices, portfolio holdings, portfolio trades, product and business proposals, business plans, and the like. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, that is generally furnished to third parties by the providing party without confidentiality restriction, or that is required to be disclosed by any bank examiner of Bank or any Subcustodian, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation. For this purpose, Customer and any Authorized Person shall be permitted to disclose any information provided by Bank hereunder to the U.S. Securities and Exchange Commission (or its staff) in connection with any inspection or examination or other action or proceeding. If a party becomes aware that it or its agents have breached the confidentiality obligations under this Section 16(e), it will promptly notify the other party in writing of the nature and extent of such breach.

(f)                Governing Law; Successors and Assigns; Immunity; Captions. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK and shall not be assigned by either party, but shall bind the successors in interest of Customer and Bank. To the extent that in any jurisdiction Customer or Bank may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Customer or Bank, as the case may be, irrevocably shall not claim, and it hereby waives, such immunity. The captions given to the sections and subsections of this Agreement are for convenience of reference only and are not to be used to interpret this Agreement. The Parties hereby unconditionally waive, to the fullest extent permitted by applicable law, any right to a jury trial with respect to any such actions or proceedings.

(g)               Entire Agreement. This Agreement consists exclusively of this document (including Appendix A and Schedules A and B hereof). There are no other provisions hereof and this Agreement supersedes any other agreements, whether written or oral, between the parties. Any amendment hereto must be in writing, executed by both parties.

(h)               Severability. In the event that one or more provisions hereof are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions shall not in any way be affected or impaired. In such case, the Parties will negotiate in good faith to replace each illegal, invalid or unenforceable provision with a valid, legal and enforceable provision that fulfills as closely as possible the original intent of the Parties.

(i)                 Waiver. Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right hereunder operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision hereof, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

(j)                 Representations and Warranties.

(i)                 Customer hereby represents and warrants to Bank that: (A) it has full power and authority to deposit and control the Financial Assets and cash deposited in the Accounts; (B) it has all necessary authority to use Bank as its custodian; (C) this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; (D) it has taken all necessary action to authorize the execution and delivery hereof.

(ii)              Bank hereby represents and warrants to Customer that: (A) it has the full power and authority to perform its obligations hereunder, (B) this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; and (C) that it has taken all necessary action to authorize the execution and delivery hereof.

(k)               Notices. All notices hereunder shall be effective when actually received. Any notices or other communications which may be required hereunder are to be sent to the parties at the following addresses or such other addresses as may subsequently be given to the other party in writing: (a) Bank: The Bank of New York Mellon, Attention: Asset Servicing Legal; 240 Greenwich Street, New York, New York, 10286; and (b) Customer: [Name of Customer], c/o Capital Research and Management Company, Attention: Brian Janssen: Brian_Janssen@capgroup.com, 6455 Irvine Center Drive, Irvine, CA 92618-4518; with a copy to: Austen Heim: Austen.Heim@capgroup.com, 333 South Hope Street, 55th Floor, Los Angeles, CA 90071-1406.

(l)                 Termination. This Agreement may be terminated as to one or more Portfolios by Customer or Bank by giving sixty (60) days’ written notice to the other, provided that such notice to Bank shall specify the names of the persons to whom Bank shall deliver the Assets belonging to the affected Portfolios in the Accounts. If notice of termination is given by Bank, Customer shall, within sixty (60) days following receipt of the notice, deliver to Bank Instructions specifying the names of the persons to whom Bank shall deliver the Assets belonging to the affected Portfolios. In either case Bank shall deliver the Assets belonging to the affected Portfolios to the persons so specified, after deducting any uncontested amounts which Bank determines in good faith to be owed to it under Section 15. Customer shall reimburse Bank promptly for all reasonable out-of-pocket expenses it incurs in delivering Assets upon termination by Customer. Termination shall not affect any of the liabilities either party owes to the other arising under this Agreement prior to such termination. If within sixty (60) days following receipt of a notice of termination by Bank, Bank does not receive Instructions from Customer specifying the names of the persons to whom Bank shall deliver the Assets belonging to the affected Portfolios, Bank, at its election, may deliver such Assets to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions hereof, or to Authorized Persons, or may continue to hold such Assets until Instructions are provided to Bank. For avoidance of doubt, each Customer, Portfolio or the Bank may terminate this Agreement pursuant to its provisions and the Agreement shall survive such termination in respect of the remaining Customers and Portfolios that have not so terminated or been terminated.

(m)             Representative Capacity; Non-recourse Obligations. A COPY OF THE DECLARATION OF TRUST OR OTHER ORGANIZATIONAL DOCUMENT OF EACH CUSTOMER IS ON FILE WITH THE SECRETARY OF STATE OF THE STATE OF THE CUSTOMER’S FORMATION, AND NOTICE IS HEREBY GIVEN THAT THIS AGREEMENT IS NOT EXECUTED ON BEHALF OF THE TRUSTEES OF ANY CUSTOMER AS INDIVIDUALS, AND THE OBLIGATIONS OF THIS AGREEMENT ARE NOT BINDING UPON ANY OF THE TRUSTEES, OFFICERS, SHAREHOLDERS OR PARTNERS OF ANY FUND INDIVIDUALLY, BUT ARE BINDING ONLY UPON THE ASSETS AND PROPERTY OF EACH CUSTOMER’S RESPECTIVE PORTFOLIOS. BANK AGREES THAT NO SHAREHOLDER, TRUSTEE, OFFICER OR PARTNER OF ANY FUND MAY BE HELD PERSONALLY LIABLE OR RESPONSIBLE FOR ANY OBLIGATIONS OF ANY CUSTOMER ARISING OUT OF THIS AGREEMENT.

(n)               Several Obligations of each Customer and Portfolio. WITH RESPECT TO ANY OBLIGATIONS OF A CUSTOMER ON BEHALF OF ANY OF ITS PORTFOLIOS ARISING OUT OF THIS AGREEMENT, BANK SHALL LOOK FOR PAYMENT OR SATISFACTION OF ANY SUCH OBLIGATION SOLELY TO THE ASSETS AND PROPERTY OF THE PORTFOLIO TO WHICH SUCH OBLIGATION RELATES AS THOUGH THAT CUSTOMER

HAD SEPARATELY CONTRACTED WITH BANK BY SEPARATE WRITTEN AGREEMENT WITH RESPECT TO EACH OF ITS PORTFOLIOS. THE RIGHTS AND BENEFITS TO WHICH A GIVEN PORTFOLIO IS ENTITLED HEREUNDER SHALL BE SOLELY THOSE OF SUCH PORTFOLIO AND NO OTHER PORTFOLIO HEREUNDER SHALL RECEIVE SUCH BENEFITS.

(o)               Customer Identification Program. Customer hereby acknowledges that Bank is subject to federal laws, including its Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which Bank must obtain, verify and record information that allows Bank to identify Customer . Accordingly, prior to opening a Custody Account or a Deposit Account hereunder Bank will ask Customer to provide certain information including, but not limited to, the Customer’s name, physical address, tax identification number and other information that will help Bank to identify and verify Customer’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. Customer agrees that Bank cannot open a Custody Account or a Deposit Account hereunder unless and until Bank verifies Customer’s identity in accordance with its CIP.

(p)               Information Relating to Divisions. Upon written request by Customer, the Bank shall use commercially reasonable efforts to provide information regarding portfolio holdings, portfolio trades, proxy voting or other discretionary corporate action and/or the exercise of other rights in respect of portfolio holdings in a format that is both technically practicable and reasonably acceptable to Customer so as to allow each investment division of Capital Research and Management Company to receive solely such information as is relevant to its own operations. Customer shall pay reasonable expenses of Bank arising from this section, provided that estimates of such expenses are approved by the Customer before the expenses are incurred.

(q)               Sanctions; Anti-Money Laundering.

(i)                 Throughout the term of this Agreement, Customer and each Portfolio: (1) will have in place and will implement policies and procedures reasonably designed to prevent violations of Sanctions, including measures to accomplish effective and timely scanning of all relevant data with respect to its shareholders and with respect to incoming or outgoing Assets or transactions relating to this Agreement; (2) will ensure that neither Customer nor any Portfolio or their respective Affiliates is an individual or entity that is, or is owned or controlled by an individual or entity that is: (A) the target of Sanctions or (B) located, organized or resident in a country or territory that is, or whose government is, the target of Sanctions and (3) will not, directly or indirectly, use any Accounts in any manner that would result in a violation by Customer, a Portfolio or Bank of Sanctions.

(ii)              Customer (and not Bank) has the responsibility to, and will, fulfill any compliance requirement or obligation with respect to each of its investors under all Anti-Money Laundering Laws. Without limiting any obligation imposed on Customer by Anti-Money Laundering Laws, throughout the term of this Agreement, Customer will maintain a compliance program with respect to its investors that includes the following: (i) a know-your-customer program in order to understand and verify the identity of each investor, in accordance with the requirements of the Bank Secrecy Act and the relevant regulations thereunder, (ii) a transaction surveillance and monitoring program, and (iii) a policy for identifying and reporting any suspicious transactions and/or activities with respect to each investor to the appropriate law enforcement and regulatory authorities and to Bank where related to the services provided by Bank hereunder.

(iii)            Customer will promptly provide, except as otherwise prohibited by applicable law, to Bank such information as Bank reasonably requests in connection with the matters referenced in this Section 16(q), including information regarding (i) the Accounts, (ii) the Assets and the source thereof, (iii) the identity of any individual or entity having or claiming an interest therein, including any investor, and (iv) information related to Customer’s anti-money laundering and Sanctions compliance programs and any related records and/or information relating to transactions in Assets under this Agreement, including with respect to any investor, regardless of whether such request is made under USA PATRIOT Act Section 314(b) (where applicable). Customer will cooperate with Bank and provide assistance reasonably requested by Bank in connection with any anti-money laundering and terrorist financing or Sanctions inquiries targeted at the Accounts.

(iv)             Bank may decline to act or provide services in respect of any Account if Bank, in its reasonable discretion, deems it necessary or advisable to decline to act or provide services in order to avoid a violation of Anti-Money Laundering Laws or Sanctions. If Bank declines to act or provide services as provided in the preceding sentence, except as otherwise prohibited by applicable law or official governmental request, Bank will inform Customer as soon as reasonably practicable, and shall reasonably cooperate with Customer to identify a mutually agreeable solution that will not result in a violation of Anti-Money Laundering Laws or Sanctions.

(r)                Third Party Data. Certain pricing, valuations or other commercially sourced data applicable to any Security as well as security identifiers, bond ratings and classification data (“Market Data”) may be the intellectual property of third party vendors, analytics providers or other third parties, each of which impose additional terms and conditions upon Customer’s use of such Market Data. Such additional terms and conditions can be found on the Data Terms Website. Bank will endeavor to notify Customer of modifications to such terms and conditions.

IN WITNESS WHEREOF, each of the Customers and Bank have executed this Agreement as of the date first-written above. Execution of this Agreement by more than one Customer shall not create a contractual or other obligation between or among such Customers (or between or among their respective Portfolios) and this Agreement shall constitute a separate agreement between Bank and each Customer on behalf of itself or each of its Portfolios.

EACH OF THE CUSTOMERS LISTED ON APPENDIX A ATTACHED HERETO, ON BEHALF OF ITSELF OR ITS LISTED PORTFOLIOS

By: CAPITAL RESEARCH AND MANAGEMENT COMPANY

By: /s/ Kristine Nishiyama Name: Kristine Nishiyama Title: Authorized Signatory
THE BANK OF NEW YORK MELLON

By: /s/ Michael Gronsky Name: Michael Gronsky Title: Senior Vice President Date: Apr 1, 2025

APPENDIX A

CUSTOMERS AND PORTFOLIOS

Dated as of April 11, 2025

The following is a list of Customers and their respective Portfolios for which Bank shall serve under this Agreement.

Capital Research and Management Company serves as investment adviser for the following Customers:

CUSTOMER PORTFOLIO: Capital Group KKR Multi-Sector+ Capital Group KKR Core Plus+	EFFECTIVE AS OF: April 11, 2025 April 11, 2025

KKR Credit Advisors (US) LLC serves as the sub-adviser for the following Customers:

CUSTOMER PORTFOLIO: Capital Group KKR Multi-Sector+ Capital Group KKR Core Plus+	EFFECTIVE AS OF: April 11, 2025 April 11, 2025

IN WITNESS WHEREOF, each of the Customers and Bank have executed this Appendix A as of the date first-written above. Execution of this Appendix A by more than one Customer shall not create a contractual or other obligation between or among such Customers (or between or among their respective Portfolios or investment advisers) and this Appendix shall constitute a separate agreement between Bank and each Customer on behalf of itself or each of its Portfolios.

EACH OF THE CUSTOMERS LISTED ON APPENDIX A ATTACHED HERETO, ON BEHALF OF ITSELF OR ITS LISTED PORTFOLIOS

By: CAPITAL RESEARCH AND MANAGEMENT COMPANY

By: /s/ Kristine Nishiyama Name: Kristine Nishiyama Title: Authorized Signatory
THE BANK OF NEW YORK MELLON

By: /s/ Michael Gronsky Name: Michael Gronsky Title: Senior Vice President Date: Apr 1, 2025